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                                                                     EXHIBIT 4.2

    NUMBER                                                    SHARES



                           BANCORP RHODE ISLAND, INC.

                    NON-VOTING COMMON STOCK--$.01 PAR VALUE

This Certifies that SPECIMEN is the owner of ____________________________
                                              Bancorp Rhode Island, Inc.
Shares of the Capital Stock of transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate property endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____________day of _____________ A.D.________________


                                      SEAL


______________________________                   ______________________________
President                                        Treasurer
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The securities represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and By-laws of Bancorp Rhode Island, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the main office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation is authorized to issue more than one class of series of capital stock. The Corporation will furnished to any stockholder, upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued.

The shares represented by the certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Corporation is obtained to the effect that such registration is not required.


                           Bancorp Rhode Island, Inc.


                                  Certificate

                                      FOR



                                     SHARES

                                 CAPITAL STOCK

                                   ISSUED TO

                                    SPECIMEN

                                     DATED


     For Value Received, ________ hereby sell, assign and transfer unto

_________________________________________________________________________

__________________________________________________________________ Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated _______________________________
                In presence of

                                     ____________________________________